EASTMAN CHEMICAL COMPANY - EMN	December 7, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 30, 2005

EASTMAN CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification No.)

200 South Wilcox Drive, Kingsport, TN	37660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

EASTMAN CHEMICAL COMPANY - EMN	December 7, 2005

This current report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Eastman Chemical Company on December 6, 2005, when files from a different Form 8-K filed on the same date were inadvertently combined.

Item 1.01 - Entry into a Material Definitive Agreement

On November 30, 2005, the Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors of Eastman Chemical Company ("Eastman" or "the Company") approved Unit Performance Plan ("UPP") performance measures and goals, specific target objectives with respect to such performance goals, the method for computing the amount of the UPP award allocated to the award pool if the performance goals are attained, and the eligibility criteria for employee participation in the UPP, for the 2006 performance year.

Unit Performance Plan

The UPP is the Company's short-term incentive compensation vehicle for executive officers and other management-level employees. The UPP is designed to provide incentive by delivering a portion of cash compensation according to corporate and organizational or business unit performance and the attainment of individual objectives and expectations. The amount of target compensation that is made variable under the UPP ranges from 15% of base pay for managers to 100% of base pay for the Chief Executive Officer. An award pool is generated for the Company, equal to the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a performance factor determined by corporate or a combination of corporate and business organization performance compared to the pre-set performance goal. The performance factor can range from 0% if threshold Company performance goals are not met, to 250% for specified above-goal corporate performance. The Compensation Committee may, in its discretion, adjust the award pool to reflect overall corporate performance and business and financial conditions.

The CEO, in consultation with executive officers responsible for major organizations, determines the allocation of the Company award pool to each of the organizations within the Company based on his assessment of the performance of the organizations relative to objectives established at the beginning of the performance year. In determining individual awards, the CEO uses discretion in allocating UPP award budgets to the business divisions and functional organizations. Heads of business divisions and functional organizations also use discretion in further allocation of budgets to their direct reports. Individual awards are ultimately determined based on unit and individual performance against expectations, while considering the external business environment.

Once each organization’s award pool is determined, management within each organization (or in the case of the Chief Executive Officer, the Compensation Committee) allocates the organization’s portion of the Company award pool for individual payouts, based upon attainment of individual and organizational objectives and expectations established at the beginning of the performance year. An actual individual award could exceed an individual’s target award, based on the manager’s assessment of individual and organizational performance. However, the sum of all individual awards within an organization cannot exceed the amount of the organization’s allocated portion of the total Company award pool.

The UPP is on file with the Securities and Exchange Commission as Exhibit 10.09 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and is available through the "Investors - SEC Filings" section of the Company's Internet website (www.eastman.com) and the SEC's Internet site at http://www.sec.gov.

2006 UPP Measures and Participant Eligibility

As established by the Compensation Committee, for 2006 the performance measure for the UPP will be earnings from operations ("EFO"). The Compensation Committee approved specific EFO targets and corresponding performance factors for the Company, for Eastman Division and for Voridian Division, and for each of the segments within each Division. Each such business unit's 2006 EFO contribution will be the basis of a performance factor used for calculating the unit's payout multiple and the unit's subsequent contribution to the overall UPP award pool. The Chief Executive Officer; the Senior Vice President, Chief Financial Officer; the Senior Vice President, Chief Legal Officer; the Chief Technology Officer and Senior Vice President, Developing Businesses; and the Senior Vice President, Human Resources and Public Affairs will participate in a UPP organization for which Company EFO will be the corporate measure of performance. For the Executive Vice Presidents of the Company's Eastman and Voridian Divisions, UPP performance will be 50% Company EFO and 50% Divisional EFO.

The amount of the Company award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts, multiplied by a "performance factor" corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2006, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual salary) will be 100% for the Chief Executive Officer; 75% for the Executive Vice Presidents of the Company's Eastman and Voridian Divisions; 65% for the Senior Vice President, Chief Financial Officer; and 60% for the Senior Vice President, Chief Legal Officer; the Chief Technology Officer and Senior Vice President, Developing Businesses; and the Senior Vice President, Human Resources and Public Affairs.

At the end of 2006, following determination of the total amount of the Company award pool available to the executive officers, the Chief Executive Officer will assess each of their individual performance against established goals and expectations, and determine the amounts of the individual payouts from the portion of the allocated award pool. The Chief Executive Officer’s assessment will be based upon measurement of each executive officer’s performance against individual goals and expectations related to corporate and organizational performance compared to established EFO and other performance targets, and the officer’s results in supporting identified key initiatives for 2006. Based on the Chief Executive Officer’s assessment, the Compensation Committee will consider payouts to the executive officers for 2006 in early 2007. The Compensation Committee will review the CEO's performance against his individual financial, organizational, and strategic objectives and determine his payout for 2006. The payouts, if any, to the CEO and executive officers for 2006 will be disclosed in the Company's proxy statement for its 2007 annual meeting of stockholders.

In determining EFO for the purpose of measuring Company and Divisional performance, the UPP provides for adjustments by the Compensation Committee for unusual charges, income items, or other events that are distortive of financial results.

EASTMAN CHEMICAL COMPANY - EMN	December 7, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Curtis E. Espeland Curtis E. Espeland Vice President and Chief Accounting Officer
Date: December 7, 2005